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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-95605 and 333-30384) pertaining to the 1991 Equity Incentive Plan, the 1997 Equity Incentive Plan, the 1997 Non-Employee Directors' Stock Option Plan, the Amplicon Corp. Stock Option Plan, the Tularik Matching Plan, and the 1999 Employee Stock Purchase Plan of Tularik Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements of Tularik Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

Palo Alto, California March 27,2000